ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number
[signature]	20140782352-24
Ross Miller	Filing Date and Time
Secretary of State	11/26/2014 2:14 PM
State of Nevada	Entity Number
	E0600102014-8

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CORPORATE COACHES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Vcorp Services, LLC Name [ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 550,000,000 — Par value per share: $ 0.0001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Chris Mussallem Name 922 1st Street (Street Address) — Manhattan Beach (City) — CA (State) — 90266 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Donald P. Hateley (Name) — X [signature] Incorporator Signature 201 Santa Monica Blvd. Ste 300 (Address) — Santa Monica (City) — CA (State) — 90401-2224 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 11/26/14 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

CONTINUATION OF ARTICLES OF INCORPORATION OF
CORPORATE COACHES, INC., a Nevada Corporation

ARTICLE THREE. SHARES OF STOCK. Section 3.01. Number of Shares and Classes. The Corporation shall have two classes of stock. One class shall be Common Stock, par value $0.0001, of which 500,000,000 shares shall be authorized. The holders of the Common Stock are entitled to one vote per share and are entitled to receive the net assets of the Corporation upon dissolution. The second class shall be Preferred Stock, par value $0.0001, of which 50,000,000 shares shall be authorized. The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

ARTICLE FOUR. DIRECTORS. Section 4.01. Board of Directors. The Board of Directors shall consist of not less than one (1) and not more than five (5) members.

Section 4.02. Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

ARTICLE EIGHT. DIRECTORS’ AND OFFICERS’ LIABILITY. A Director or Officer of the Corporation shall not be personally liable to this Corporation or its Stockholders for damages for breach of fiduciary duty as a Director or Officer, but this Article shall not eliminate or limit the liability of a Director or Officer for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE NINE. INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

1

ARTICLE TEN. AMENDMENTS. This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

ARTICLE ELEVEN. POWERS OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized: (1) Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter, or repeal the Bylaws of the Corporation; (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation; (3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness, and obligations of other persons, corporations, and business entities; (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve; (5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and (6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

2